As filed with the Securities and Exchange Commission on September 19, 2012
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Cheniere Energy Partners, L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-5913059 (I.R.S. Employer Identification No.)

700 Milam Street, Suite 800 Houston, Texas 77002 (713) 375-5000 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
Meg A. Gentle
Senior Vice President & Chief Financial Officer
Cheniere Energy Partners GP, LLC
700 Milam Street, Suite 800
Houston, Texas 77002
(713) 375-5000
 (Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:
Meredith S. Mouer
Scott L. Olson
Andrews Kurth LLP
600 Travis, Suite 4200
Houston, Texas 77002
(713) 220-4200

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ Registration No. 333-168942
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be registered	Proposed maximum offering price per unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Units	(1)(2)	(1)(2)	(1)
Partnership Securities	(1)(2)	(1)(2)	(1)
Debt Securities	(1)(2)	(1)(2)	(1)
Warrants	(1)(2)	(1)(2)	(1)
Rights	(1)(2)	(1)(2)	(1)
Total			$42,722,000	$4,896 (3)

(1)
The Registrant previously registered common units, partnership securities, debt securities, warrants and rights with a proposed maximum aggregate offering price of $300,000,000 on a Registration Statement on Form S-3 (File No. 333-168942), as amended, which was declared effective on October 12, 2010. In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional amount of common units, partnership securities, debt securities, warrants and rights having a proposed maximum aggregate offering price of $42,722,000 is hereby registered representing no more than 20% of the maximum aggregate offering price of securities remaining available for issuance under the Registration on Form S-3 (File No. 333-168942). In no event will the maximum aggregate offering price of all securities issued pursuant to this Registration Statement and the Registration Statement on Form S-3 (File No. 333-168942) exceed those registered under such registration statements.

(2)
Pursuant to General Instruction II.D of Form S-3, the table lists each class of securities being registered and the total proposed maximum aggregate proceeds that may be raised pursuant to offerings by the Registrant, but does not specify by each class information as to the amount to be registered, the proposed maximum offering price per unit or the proposed maximum aggregate offering price for each class pursuant to offerings by the Registrant.

(3)	Calculated in accordance with Rule 457(o). Represents the registration fee only for the additional amount of securities being registered hereby.

The Registration Statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE
This registration statement is filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, to register an additional $42,722,000 of securities of Cheniere Energy Partners, L.P. (the “Partnership”), for the offering pursuant to the Registration Statement on Form S-3 of the Partnership (File No. 333-168942) filed with the Securities and Exchange Commission on August 19, 2010, as amended on September 17, 2010 and on October 6, 2010, which was previously declared effective by the Commission on October 12, 2010. The contents of the Registration Statement No. 333-168942 are hereby incorporated by reference into this Registration Statement, including each of the documents that we filed with the Securities and Exchange Commission and incorporated or deemed to be incorporated by reference therein and all exhibits thereto.
The maximum underwriting compensation will not exceed 8% for any offering under this Registration Statement.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 16. Exhibits.
(a) Exhibits

Exhibit No.	Description of Document

*5.1	Opinion of Andrews Kurth LLP regarding legality of securities to be registered.
*23.1	Consent of Andrews Kurth LLP (included in Exhibit 5.1).
*23.2	Consent of Ernst & Young LLP.
24.1	Power of Attorney (1)
________________
*    Filed herewith.

(1)	Previously filed on the signature page to Registrant's registration statement on Form S-3 (No. 333-168942), filed with the Securities and Exchange Commission on August 19, 2010.

II-1

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas on September 19, 2012.

Cheniere Energy Partners, L.P.

By:	Cheniere Energy Partners GP, LLC, its general partner

By:	/s/ Meg A. Gentle
Meg A. Gentle Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ *	Chief Executive Officer & Chairman of the Board	September 19, 2012
Charif Souki	(Principal Executive Officer)

/s/ *	President and Chief Operating Officer, Director	September 19, 2012
R. Keith Teague	(Principal Operating Officer)

/s/ Meg A. Gentle	Senior Vice President & Chief Financial Officer, Director	September 19, 2012
Meg A. Gentle	(Principal Financial Officer)

/s/ Jerry D. Smith	Chief Accounting Officer	September 19, 2012
Jerry D. Smith	(Principal Accounting Officer)

/s/ *	Director	September 19, 2012
Michael E. Bock

	Director	September 19, 2012
David I. Foley

	Director	September 19, 2012
Sean T. Klimczak

/s/ *	Director	September 19, 2012
Lon McCain

	Director	September 19, 2012
James R. Ball

/s/ H. Davis Thames	Director	September 19, 2012
H. Davis Thames

Signature	Title	Date

	Director	September 19, 2012
Oliver G. Richard, III

*By: /s/ Meg A. Gentle
Meg A. Gentle Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description of Document

*5.1	Opinion of Andrews Kurth LLP regarding legality of securities to be registered.
*23.1	Consent of Andrews Kurth LLP (included in Exhibit 5.1).
*23.2	Consent of Ernst & Young LLP.
24.1	Power of Attorney (1)
________________
*    Filed herewith.

(1)	Previously filed on the signature page to Registrant's registration statement on Form S-3 (No. 333-168942), filed with the Securities and Exchange Commission on August 19, 2010.